As filed with the Securities and Exchange Commission on June 17, 2013

Registration No. 333-184143

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iSHARES® DIVERSIFIED ALTERNATIVES TRUST

SPONSORED BY iSHARES® DELAWARE TRUST SPONSOR LLC

(Exact name of registrant as specified in its charter)

Delaware	6799	26-4632352
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, CA 94105

Attn: Product Management Team

and Intermediary Investor and Exchange-Traded Products Department

(415) 670-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, CA 94105

Attn: Product Management Team

and Intermediary Investor and Exchange-Traded Products Department

(415) 670-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Yeres, Esq. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019	Deepa Damre, Esq. BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to its commitment in compliance with Item 512(a)(3) of Regulation S-K, the registrant is filing this Post-Effective Amendment No. 2 to this Registration Statement to remove from registration all of the 16,800,000 shares that remained unsold on the date of the dissolution of the iShares Diversified Alternatives Trust and the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on June 17, 2013.

iShares Diversified Alternatives Trust

By:	iShares® Delaware Trust Sponsor LLC as sponsor

By:	/S/ PATRICK DUNNE
Name:	Patrick Dunne
Title:	Chief Executive Officer, Principal Executive Officer, President

By:	/S/ JACK GEE
Name:	Jack Gee
Title:	Chief Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/S/ PATRICK DUNNE Patrick Dunne	Director, Chief Executive Officer, President	June 17, 2013

/S/ JACK GEE Jack Gee	Chief Financial Officer, Principal Accounting Officer	June 17, 2013

MANISH MEHTA**	DIRECTOR	June 17, 2013

PHILIP JENSEN**	DIRECTOR	June 17, 2013

PETER F. LANDINI**	DIRECTOR	June 17, 2013

KIMUN LEE**	DIRECTOR	June 17, 2013

**By:	/S/ JACK GEE	June 17, 2013
Jack Gee
Attorney-in-fact

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of iShares® Delaware Trust Sponsor LLC, the sponsor of the Registrant.
**	Powers of Attorney, each dated September 27, 2012 for Patrick Dunne, Jack Gee, Manish Mehta, Philip Jensen, Peter F. Landini and Kimun Lee are incorporated by reference to the Registration Statement filed on Form S-1 on September 27, 2012